Exhibit 99.1
JOINT FILING AGREEMENT
In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the Common Stock and Preferred Stock of Sonida Senior Living, Inc., and further agree to the filing of this agreement as an Exhibit thereto. In addition, each party to this agreement expressly authorizes each other party of this agreement to file on its behalf any and all amendments to such Statement on Schedule 13D.
Dated: August 21, 2024.
CONVERSANT DALLAS PARKWAY (A) LP
By: Conversant GP Holdings LLC, its general partner

/s/ Paul Dumaine
Name: Paul Dumaine
Title: General Counsel and Chief Compliance Officer

CONVERSANT DALLAS PARKWAY (B) LP
By: Conversant GP Holdings LLC, its general partner

/s/ Paul Dumaine
Name: Paul Dumaine
Title: General Counsel and Chief Compliance Officer

CONVERSANT DALLAS PARKWAY (D) LP
By: Conversant GP Holdings LLC, its general partner

/s/ Paul Dumaine
Name: Paul Dumaine
Title: General Counsel and Chief Compliance Officer

CONVERSANT PIF AGGREGATOR A LP
By: Conversant Private GP LLC, its general partner

/s/ Paul Dumaine
Name: Paul Dumaine
Title: General Counsel

CONVERSANT GP HOLDINGS LLC

/s/ Paul Dumaine
Name: Paul Dumaine
Title: General Counsel and Chief Compliance Officer

CONVERSANT CAPITAL LLC

/s/ Paul Dumaine
Name: Paul Dumaine
Title: General Counsel and Chief Compliance Officer

MICHAEL J. SIMANOVSKY

/s/ Paul Dumaine
Name: Paul Dumaine
Title: Attorney-in-Fact for Michael J. Simanovsky

CONVERSANT PRIVATE GP LLC

/s/ Paul Dumaine
Name: Paul Dumaine
Title: General Counsel and Chief Compliance Officer